Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2022 relating to the consolidated financial statements of Bally’s Corporation and the effectiveness of Bally’s Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Bally’s Corporation for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Stamford, Connecticut
March 10, 2022